                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report: (Date of Earliest Event Reported): September 10, 1999

                         Commission file Number: 0-14016

                               Maxtor Corporation
             (Exact name of registrant as specified in its charter)

                         Delaware                                            77-0123732
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer
                                                                          Identification No.)

        510 Cottonwood Drive, Milpitas, CA                          95035
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (408) 432-1700


Item 2. Acquisition or Disposition of Assets

Acquisition of Creative Design Solutions, Inc.

This Form 8-K/A amends the Current Report on Form 8-K filed on September 24, 1999 to incorporate Item 7(a), the Financial Statements of Business Acquired.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired (included herein):

     (i)   Report of Independent Accountants dated October 1, 1999

     (ii)  Balance Sheet as of April 30, 1999

     (iii) Statement of Operations for the year ended April 30, 1999

     (iv)  Statement of Shareholders' Deficit for the year ended April 30, 1999

     (v)   Statement of Cash Flows for the year ended April 30, 1999

     (vi)  Notes to Financial Statements for the year ended April 30, 1999

(b) Unaudited Pro Forma Condensed Consolidated Financial Information (included herein):

     (i) Pro Forma Condensed Consolidated Statement of Operations for the nine months ended October 2, 1999

     (ii) Pro Forma Condensed Consolidated Statement of Operations for the year ended December 26, 1998

     (iii) Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MAXTOR CORPORATION


                                       By /s/ Glenn H. Stevens
                                          -------------------------------
                                          Vice President, General Counsel
                                          and Secretary

Date: November 19, 1999

MAXTOR CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION


The unaudited pro forma condensed statements of operations are presented as if the merger with Creative Design Solutions, Inc. ("CDS") occurred on January 1, 1998. It is based on the historical consolidated financial statements of the Company (audited for the year ended December 26, 1998 and unaudited for the nine months ended October 2, 1999), as adjusted to reflect the combined results from recording the merger. The unaudited pro forma condensed balance sheet as of October 2, 1999, which reflects the merger, has been presented in the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999.

The unaudited pro forma financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of Maxtor which have previously been filed with the Commission in the Company's Annual Report on Form 10-K for the year ended December 26, 1998 and the Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, and the historical financial statements and related notes of CDS included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed financial information is not necessarily indicative of the actual results of operations that would have been reported if the merger described above had occurred as of the date indicated, nor does such information purport to indicate the results of the Company's future operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made including: (1) adjustments to eliminate non-recurring costs directly associated with the merger transaction, and (2) adjustments necessary to reflect Maxtor's accounting bases in the assets acquired. The assumptions and adjustments upon which the pro forma financial statements are based are set forth in the accompanying notes.

                               MAXTOR CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        NINE MONTHS ENDED OCTOBER 2, 1999
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)



                                                    HISTORICAL     HISTORICAL                      PRO FORMA
                                                      MAXTOR           CDS     ADJUSTMENTS       CONSOLIDATED
                                                  -----------------------------------------------------------
     Total revenues                               $   1,795,499     $    522     $    --        $   1,796,021

     Total cost of revenue                            1,678,849        3,686          --            1,682,535
                                                  -------------     --------     -------        -------------

Gross profit                                            116,650       (3,164)         --              113,486

OPERATING EXPENSES
Research and development                                141,553        6,257        (230)(B)          147,580
Selling, general, and administrative                     63,071        5,666        (370)(B)           67,317
                                                                                  (1,050)(C)
Stock compensation expense                                2,017          576        (433)(D)            2,160
Acquired in-process technology                            7,028           --      (7,028)(E)               --
Amortization of goodwill and other intangibles               --           --       7,570 (F)            7,570
                                                  -------------     --------     -------        -------------
     Total operating expenses                           213,669       12,499      (1,541)             224,627
                                                  -------------     --------     -------        -------------

Loss from operations                                    (97,019)     (15,663)      1,541             (111,141)
                                                  -------------     --------     -------        -------------

Interest expense                                         (9,970)        (288)         --              (10,258)
Interest and other income                                11,531           87          --               11,618
Gain on sale of investment                               44,120           --          --               44,120
                                                  -------------     --------     -------        -------------

Loss before income taxes                                (51,338)     (15,864)      1,541              (65,661)

Provision for income taxes                                1,632           --          --                1,632
                                                  -------------     --------     -------        -------------

Net loss                                          $     (52,970)    $(15,864)    $ 1,541        $     (67,293)
                                                  =============     ========     =======        =============


Net loss per share basic and diluted              $       (0.51)                                $       (0.59)

Weighted number of shares outstanding - basic
and diluted                                         104,747,676                                   113,236,851 (H)

                               MAXTOR CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 26, 1998
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)



                                                  HISTORICAL    HISTORICAL                      PRO FORMA
                                                     MAXTOR         CDS      ADJUSTMENTS       CONSOLIDATED
                                                  --------------------------------------------------------
     Total revenues                               $ 2,408,500     $   594     $      --        $ 2,409,094

     Total cost of revenue                          2,108,100       1,413            --          2,109,513
                                                  -----------     -------     ---------        -----------

Gross profit                                          300,400        (819)           --            299,581

OPERATING EXPENSES
Research and development                              152,400       3,558                          155,958
Selling, general, and administrative                   75,800       4,101                           79,901
Stock compensation expense                             12,100          --            --             12,100
Amortization of goodwill and other intangibles             --          --        10,083 (E)         10,083
                                                  -----------     -------     ---------        -----------
     Total operating expenses                         240,300       7,659        10,083            258,042
                                                  -----------     -------     ---------        -----------

Income (loss) from operations                          60,100      (8,478)      (10,083)            41,539
                                                  -----------     -------     ---------        -----------

Interest expense                                      (28,800)        (23)           --            (28,823)
Interest and other income                               7,400          43            --              7,443
                                                  -----------     -------     ---------        -----------

Income (loss) before income taxes                      38,700      (8,458)      (10,083)            20,159

Provision for income taxes                              7,500          --        (3,600)(G)          3,900

Net income (loss)                                 $    31,200     $(8,458)    $  (6,483)       $    16,259
                                                  ===========     =======     =========        ===========

   Net income per share - basic                   $      0.81                                  $      0.35

   Net income per share - diluted                 $      0.47                                  $      0.22

   Weighted number of shares
      outstanding - basic                          38,295,095                                   46,424,777 (H)

   Weighted number of shares
      outstanding - diluted                        65,814,126                                   74,303,301 (H)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A. To record the merger in accordance with the purchase method of accounting based upon an assumed purchase price of $57,613,000. The purchase price was calculated utilizing the market value of Maxtor common stock of $6.474 per share. The options were valued by applying the Black-Scholes valuation model. The total purchase price was as follows:

                                      Number of        Value Per        Total
                                    Shares/Options    Share/Option     ($000s)
                                    --------------    ------------     -------
    Common Stock                      8,129,682          $6.474        $52,632
    Options Assumed                     664,420          $6.267          4,164
    Merger and other
    transaction costs                                                      817
                                                                       -------
       Total                                                           $57,613
                                                                       =======

The cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values, as follows:

                                                        $000's     Useful lives
                                                       -------     ------------
      Acquired in-process technology                    $7,028             --
      Tangible assets acquired                           2,670      1-3 years
      Liabilities assumed                              (10,416)            --
      Intangible assets:
          Goodwill                                      48,060        7 years
          Existing technology                            8,625      1-3 years
          Other identifiable intangibles                 1,646      6-7 years
                                                       -------
                               Total                   $57,613
                                                       =======

Note: The historical costs of the assets and liabilities of CDS are estimated to be their fair market values.

B. Represents the bonuses paid by CDS to its executives in September 1999 in connection with the merger.

C. Represents the transaction costs incurred by CDS in connection with the merger.


D. Represents the compensation charge recorded by CDS due to the accelerated vesting, as a result of the merger, of stock options issued to executives.

E. Represents the purchase price allocated to the acquired in-process technology which was charged to operations by Maxtor subsequent to the merger.

F. Represents amortization expense due to the intangible assets recorded as a result of the merger.

G. Represents a reduction in the income tax provision as a result of the loss attributed to CDS.

H. To increase the weighted average shares outstanding for the issuance of common stock to CDS stockholders and assumption of CDS' stock options, as if such shares and options had been outstanding during the entire periods presented.

                          Nine months ended   Twelve months ended
                              10/2/99               12/26/98
                          -----------------   -------------------
Basic                        8,129,682             8,129,682
Dilutive                     8,129,682             8,489,175

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholder of
Creative Design Solutions, Inc.:


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Creative Design Solutions, Inc. as of April 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

October 1, 1999
San Jose, California

CREATIVE DESIGN SOLUTIONS, INC.
BALANCE SHEET
AS OF APRIL 30, 1999
--------------------------------------------------------------------------------


ASSETS
Current Assets:
   Cash and cash equivalents                                            $    625,000
   Accounts receivable, net                                                  905,000
   Inventory, net                                                            393,000
   Prepaid expenses and other                                                169,000
                                                                        ------------
       Total current assets                                                2,092,000

Property and equipment, net                                                  886,000
Other assets                                                                 344,000
                                                                        ------------

                                                                        $  3,322,000
                                                                        ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
   Accounts payable                                                     $  1,764,000
   Accrued expenses                                                        1,336,000
   Short-term loan                                                           300,000
   Deferred revenue                                                        1,103,000
                                                                        ------------
       Total current liabilities                                           4,503,000
                                                                        ------------

Commitments and contingencies (Note 9)

Shareholders' deficit:
   Convertible Preferred Stock, no par value,
     9,772,042 shares authorized; 9,226,040 shares issued and
     oustanding                                                           15,392,000
   Common Stock, no par value, 20,000,000 shares
     authorized; 7,524,344 shares issued and outstanding                   2,491,000
   Deferred stock compensation                                              (593,000)
   Accumulated deficit                                                   (18,471,000)
                                                                        ------------
       Total shareholders' deficit                                        (1,181,000)
                                                                        ------------

                                                                        $  3,322,000
                                                                        ============


   The accompanying notes are an integral part of these financial statements.

CREATIVE DESIGN SOLUTIONS, INC.
STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 1999
--------------------------------------------------------------------------------


Revenue                                                            $    691,000
Cost of sales                                                        (3,657,000)
                                                                   ------------

                                                                     (2,966,000)
                                                                   ------------

Operating expenses:
   Research and development                                           5,996,000
   General and administrative                                           658,000
   Marketing and sales                                                4,482,000
                                                                   ------------
                                                                     11,136,000
                                                                   ------------

Loss from operations                                                (14,102,000)
Other income                                                             16,000
Interest income                                                          91,000
Interest expense                                                        (16,000)
                                                                   ------------

Net loss                                                           $(14,011,000)
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

CREATIVE DESIGN SOLUTIONS, INC.
STATEMENT OF SHAREHOLDERS' DEFICIT
--------------------------------------------------------------------------------


                                           SERIES A CONVERTIBLE          SERIES B CONVERTIBLE          SERIES C CONVERTIBLE
                                              PREFERRED STOCK               PREFERRED STOCK               PREFERRED STOCK
                                           SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                        ------------   ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1998                  3,000,000   $  2,987,000             --   $         --             --   $         --
   Issuance of Series B Preferred
     stock, net of issuance costs
     of $45,000                                   --             --      4,166,666      6,955,000             --             --
   Issuance of Series C Preferred
     Stock, net of issuance costs
     of $69,000                                   --             --             --             --      2,059,374      5,450,000
   Exercise of stock options granted
     to employees                                 --             --             --             --             --             --
   Issuance of warrants                           --             --             --             --             --             --
   Deferred stock compensation                    --             --             --             --             --             --
   Amortization of deferred
     stock compensation                           --             --             --             --             --             --
   Options granted to non-employees
     for services                                 --             --             --             --             --             --
   Net loss for the year                          --             --             --             --             --             --

                                        ------------   ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1999                  3,000,000   $  2,987,000      4,166,666   $  6,955,000      2,059,374   $  5,450,000
                                        ============   ============   ============   ============   ============   ============


                                                                                                            TOTAL
                                                  COMMON STOCK            DEFERRED       ACCUMULATED    SHAREHOLDERS'
                                             SHARES         AMOUNT      COMPENSATION       DEFICIT         DEFICIT
                                          ------------   ------------   ------------    ------------    ------------
Balance at April 30, 1998                    7,000,000   $  1,210,000   $         --    $ (4,460,000)   $   (263,000)
   Issuance of Series B Preferred stock,
     net of issuance costs of $45,000               --             --             --              --       6,955,000
   Issuance of Series C Preferred Stock,
     net of issuance costs of $69,000               --             --             --              --       5,450,000
   Exercise of stock options granted
     to employees                              524,344        132,000             --              --         132,000
   Issuance of warrants                             --        384,000             --              --         384,000
   Deferred stock compensation                      --        685,000       (685,000)             --              --
   Amortization of deferred
     stock compensation                             --             --         92,000              --          92,000
   Options granted to non-employees
     for services                                   --         80,000             --              --          80,000
   Net loss for the year                            --             --             --     (14,011,000)    (14,011,000)

                                          ------------   ------------   ------------    ------------    ------------
Balance at April 30, 1999                    7,524,344   $  2,491,000   $   (593,000)   $(18,471,000)   $ (1,181,000)
                                          ============   ============   ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

CREATIVE DESIGN SOLUTIONS, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED APRIL 30, 1999
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $(14,011,000)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                    389,000
       Provision for doubtful accounts and returns                      247,000
       Provision for inventory valuation                              1,092,000
       Amortization of deferred compensation                             92,000
       Charge for stock options issued
         in exchange for services                                        80,000
       Changes in assets and liabilities:
         Accounts receivable                                           (938,000)
         Inventory                                                   (1,107,000)
         Prepaid expenses and other assets                              (79,000)
         Accounts payable                                             1,542,000
         Accrued liabilities and other payables                       1,096,000
         Deferred revenue                                             1,103,000
                                                                   ------------
           Net cash used in operating activities                    (10,494,000)
                                                                   ------------

CASH FLOWS USED IN PURCHASE OF PROPERTY AND EQUIPMENT                  (890,000)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of notes to shareholders                      660,000
   Payments of notes to shareholders, net                            (1,673,000)
   Proceeds from issuance of Common Stock                               132,000
   Proceeds from issuance of Preferred Stock, net                    12,405,000
   Proceeds from short-term borrowings, net                             300,000
                                                                   ------------
           Net cash provided by financing activities                 11,824,000
                                                                   ------------

Net increase in cash and cash equivalents                               440,000

Cash and cash equivalents at beginning of year                          185,000
                                                                   ------------

Cash and cash equivalents at end of year                           $    625,000
                                                                   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                   $     25,000
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    THE COMPANY AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      THE COMPANY

      Creative Design Solutions, Inc. (the "Company") was incorporated in California on August 26, 1996. The Company designs and markets software and hardware for network engines and applications that enable its original equipment manufacturer ("OEM") and reseller customers to create network attached storage solutions for the Windows 95/Windows NT and Unix network environments.

      Through April 30, 1998, the Company was considered to be in the development stage and was principally engaged in research and development, raising capital and developing markets for its planned products and services. During the year ended April 30, 1999, the Company was actively selling its principal products and therefore ceased to be in the development stage.

      At April 30, 1999 the Company had an accumulated deficit of $18,471,000 and was dependent upon external sources of capital to support its operations.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

      Significant estimates include: the allowance for doubtful accounts and returns, depreciable lives for property and equipment and inventory valuation and obsolescence reserves.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist principally of money-market deposit accounts that are stated at cost, which approximates fair value.

      INVENTORY

      Inventory is stated at the lower of cost or market, cost being determined by using the first-in, first-out method.

      PROPERTY AND EQUIPMENT

      Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are amortized over the lesser of the remaining lives of the leases or their estimated useful lives using the straight line method.

      REVENUE RECOGNITION

      Revenue from product sales is recognized upon shipment of products provided that no significant vendor obligations remain and collection is considered probable. When significant post delivery obligations exist, revenue is deferred until such obligations are fulfilled. The Company accrues for warranty costs of sales returns and other allowances at the time of shipment and subsequently adjusts as deemed appropriate.

      RESEARCH AND DEVELOPMENT COSTS

      Research and development costs are expensed as incurred.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      INCOME TAXES

      The Company accounts for income taxes under the liability method whereby the expected future tax consequences of timing differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. A valuation allowance is established for any deferred tax assets for which realization is uncertain.

      STOCK-BASED COMPENSATION

      The Company accounts for stock-based employee compensation arrangements using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations thereof. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the date of grant over the stock option exercise price. In addition, the Company complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company accounts for stock issued to non-employees in accordance with the provisions of Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

      COMPREHENSIVE INCOME

      In May 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components. The Company had no items of other comprehensive income during the year ended April 30, 1999.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


2.    BALANCE SHEET COMPONENTS

ACCOUNTS RECEIVABLE, NET:
  Accounts receivable                                               $ 1,152,000
  Less: allowance for doubtful accounts and returns                    (247,000)
                                                                    -----------

                                                                    $   905,000
                                                                    ===========

INVENTORY, NET:
  Raw materials                                                     $   716,000
  Work-in-process                                                        79,000
  Finished goods                                                        690,000
                                                                    -----------
                                                                      1,485,000
  Less: provision for inventory valuation                            (1,092,000)
                                                                    -----------

                                                                    $   393,000
                                                                    ===========

PROPERTY AND EQUIPMENT, NET:
  Purchased software                                                $   100,000
  Computer and equipment                                                840,000
  Furniture and fixtures                                                127,000
  Leasehold improvements                                                272,000
                                                                    -----------
                                                                      1,339,000
  Less: accumulated depreciation and amortization                      (453,000)
                                                                    -----------

                                                                    $   886,000
                                                                    ===========

ACCRUED EXPENSES:
  Warranty                                                          $   300,000
  Salaries and benefits                                                 525,000
  Other                                                                 511,000
                                                                    -----------

                                                                    $ 1,336,000
                                                                    ===========

3.    BORROWINGS

      The Company has a line of credit arrangement with a bank which allows for borrowings up to $750,000. This line of credit bears interest at the bank's prime rate plus 1% (8.75% at April 30, 1999) and matures on December 30, 1999. The line of credit is collateralized by certain assets of the Company.

4.    RELATED PARTY TRANSACTIONS

      In March 1998 and April 1998, the Company borrowed a total of $1,013,000 from a shareholder who is also the Company's Chairman. This amount was repaid by the Company during the year ended April 30, 1999.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      In May 1998 and June 1998, the Company borrowed $660,000 from certain preferred shareholders. The notes payable were collateralized by certain assets of the Company and bore interest at approximately 10%. These notes payable were repaid by the Company during the year ended April 30, 1999.

      In September 1998, the Company guaranteed a loan of $134,000 under its loan and security agreement (see Note 3) to an officer of the Company. The loan and related interest were repaid by the officer in August 1999.

      During the year ended April 30, 1999, the Company purchased equipment of approximately $220,000 from an affiliate of a preferred stockholder.


5.    CONVERTIBLE PREFERRED STOCK

      A total of 9,772,042 shares of Convertible Preferred Stock have been authorized for issuance, 3,000,000 of which have been designated as Series A Preferred Stock, 4,166,666 as Series B Preferred Stock and 2,605,376 as Series C Preferred Stock. During the year ended April 30, 1999, the Company issued 4,166,666 shares of Series B Convertible Preferred Stock and 2,059,374 shares of Series C Convertible Preferred Stock at $1.68 and $2.68 per share, respectively, and received gross proceeds of $7,000,000 and $5,519,000, respectively.

      The rights, preferences and privileges with respect to the Convertible Preferred Stock are as follows:

      CONVERSION

      Each share of Series A, Series B and Series C Preferred Stock is convertible at the option of the holder into one share of Common Stock, subject to adjustments for events of dilution. Such conversion is automatic upon the effective date of a public offering of common stock with a per share price of at least $8.40 and for which the aggregate proceeds equal at least $15,000,000.

      LIQUIDATION

      In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series C Preferred Stock retain liquidation preference over Series A and Series B Preferred Stock and common stock, equal to the original issuance price ($2.68 per share) plus declared but unpaid dividends. After the payment of the full liquidation preference of the Series C Preferred Stock, the holders of the Series B Preferred Stock retain liquidation preference over Series A Preferred Stock and common stock, equal to the original issuance price ($1.68 per share) plus declared but unpaid dividends. After the payment of the full liquidation preference of the Series C Preferred Stock and Series B Preferred Stock, the holders of the Series A Preferred Stock retain liquidation preference over common stock, equal to the original issuance price ($1.00 per share) plus declared but unpaid dividends. If there are any available funds and assets remaining after payments or distributions are made to the holders of Series A, Series B and Series C Preferred Stock of their full preferential amounts, then all remaining funds and assets will be distributed pro rata among the holders of the then-outstanding common stock.

      VOTING

      Holders of Series A, Series B and Series C Preferred Stock have voting rights equal to holders of common stock on an as-if converted basis.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      DIVIDENDS

      Holders of Series A, Series B and Series C Preferred Stock are entitled to receive noncumulative dividends at an annual rate of $0.05, $0.084 and $0.268 per share, respectively, when and as declared by the Board of Directors. Such dividends are payable in preference to any dividends for common stock. No dividends were declared through April 30, 1999.


6.    STOCK OPTION PLAN

      In January 1997, the Company adopted a Stock Option Plan (the "Stock Option Plan") under which 3,000,000 shares of common stock have been reserved for issuance to eligible employees, directors and consultants upon exercise of the stock options. Options are granted at prices determined by the Board of Directors and may not be less than 100% and 85%, respectively, of the fair market value of the common stock, as determined by the Board of Directors, on the date of grant for incentive stock options and nonstatutory stocks options. Options granted to any shareholder who owns more than 10% of the Company's equity shall not be granted at a price less than 110% of the fair market value of the common stock, as determined by the Board of Directors, on the date of grant. Options granted under the Stock Option Plan are for periods not to exceed ten years, and are generally vested one-fourth one year after the date of grant with the remaining three-fourths vested evenly over the three years thereafter.

      A summary of the Company's stock option activities for the year ended April 30, 1999 is presented below:

                                           WEIGHTED
                                            SHARES                                AVERAGE
                                           AVAILABLE            OPTIONS           EXERCISE
                                           FOR GRANT          OUTSTANDING          PRICE
                                           ----------         -----------        ----------
      Outstanding at April 30, 1998           113,500          3,394,500         $     0.25
        Authorized                                 --                 --         $       --
        Granted                              (998,000)           998,000         $     0.60
        Exercised                                  --           (524,344)        $     0.49
        Canceled                              928,194           (928,194)        $     0.28
                                           ----------         ----------

      Outstanding at April 30, 1999            43,694          2,939,962         $     0.36
                                           ==========         ==========

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



      The options outstanding and currently exercisable by exercise price at April 30, 1999 are as follows:

                       OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
      -------------------------------------------------------------   ------------------------------
                                                       WEIGHTED
                                      WEIGHTED          AVERAGE                          WEIGHTED
                                       AVERAGE         REMAINING                         AVERAGE
      EXERCISE        NUMBER          EXERCISE        CONTRACTUAL        NUMBER          EXERCISE
       PRICE        OUTSTANDING         PRICE         LIFE (YEARS)     EXERCISABLE         PRICE
      --------      -----------       ---------      --------------   -------------     ------------
      $ 0.25         2,038,462        $    0.25             6.10          915,589        $    0.25
      $ 0.50           536,000        $    0.50             9.50            1,875        $    0.50
      $ 0.75           365,500        $    0.75             9.83               --        $    0.75
                     ---------                                          ---------
                     2,939,962                                            917,464
                     =========                                          =========

      At April 30, 1999, 2,939,962 options, with a weighted average remaining contractual life of 7.19 years and a weighted average exercise price of $0.36 per share, were outstanding of which 917,464 options, with a weighted average remaining contractual life of 6.11 years and a weighted average exercise price of $0.25 per share were exercisable as of April 30, 1999.

      FAIR VALUE DISCLOSURE

      Pro forma net loss for the year ended April 30, 1999 calculated based on the fair value of options at grant date as determined in accordance with SFAS 123, would have been $14,102,000. The weighted average value per share under SFAS 123 of options granted during the year ended 1999 was $0.43.

      The fair values of option grants are estimated on the date of grant using the Black-Scholes fair value model with the following assumptions:

      Expected life                                                  4 years
      Risk-free interest rate                                          5.5%
      Volatility                                                        70%
      Dividend yield                                                     0%

      DEFERRED STOCK COMPENSATION

      In the year ended April 30, 1999, the Company recorded deferred stock compensation charges of approximately $685,000 related to the issuance of stock options at prices subsequently determined to be below fair market value. These charges are generally being amortized over a period of four years from the date of option issuance. Amortization of $92,000 has been recognized as stock compensation expense for the year ended April 30, 1999.


7.    INCOME TAXES

      On September 1, 1997, the shareholders of the Company approved a change in the Company's tax status from an S-Corporation to a C-Corporation. The change to a C-Corporation resulted in the Company being subject to federal income tax as taxable income or losses are no longer passed directly to the shareholders.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      No provision for income taxes was recorded for the year ended April 30, 1999 because the Company incurred net losses.

      The components of deferred tax assets at April 30, 1999 are as follows:

      Net operating loss carryforward                         $ 4,937,000
      Provision for doubtful accounts                              88,000
      Deferred revenue                                            672,000
      Inventory reserve                                           435,000
      Accrued expenses and other                                  304,000
      Research and development credit                             447,000
                                                              -----------
                                                                6,883,000
      Less:  Valuation allowance                               (6,883,000)
                                                              -----------

                                                              $        --
                                                              ===========


      At April 30, 1999, the Company had net operating loss carryforwards of approximately $12,387,000 and $12,425,000 available to offset future income for federal and California income tax purposes, respectively. At April 30, 1999, the Company had research and development credit carryforwards of approximately $308,000 and $211,000 available to offset future income tax liability for federal and California income tax purposes, respectively. These carryforwards expire in varying amounts in the years 2004 through 2019. The income tax benefit from utilization of net operating loss and research and development credit carryforwards may be limited in certain circumstances, including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.

      The Company provided a full valuation allowance against the deferred tax assets at April 30, 1999 because of the uncertainty regarding the realization of the deferred tax assets.


8.    CONCENTRATION OF CREDIT RISK

      Two customers represented 45% and 19% of revenues for the year ended April 30, 1999. Two customers represented 47% and 10% of the accounts receivable balance at April 30, 1999.

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a financial institution evaluated as highly credit-worthy. Ongoing credit evaluations are performed on the Company's customers and reserves for potential credit losses are maintained.


9.    COMMITMENTS AND CONTINGENCIES

      The Company leases office space under noncancelable operating lease agreements which expire in 2000 and 2001. Total rent expense was $427,000 for the year ended April 30, 1999.

      The Company subleases part of its office space under an agreement which expires in March 2000. Rental income was $97,200 for the year ended April 30, 1999.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      Future commitments under the non-cancelable lease are as follows:


     Year Ending April 30,
     ---------------------
      2000                                                        $445,000
      2001                                                          31,000
                                                                  --------

                                                                  $476,000
                                                                  ========

      In the ordinary course of business, certain claims arise against the Company. Management believes such claims are without merit and will vigorously defend its position. In the opinion of management, based on the information currently available, the ultimate resolution of these claims will not have a material adverse affect on the Company's financial position or the results of its operations.


10.   EMPLOYEE BENEFIT PLAN

      The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. There have been no Company contributions to this plan since inception.


11.   WARRANTS

      On December 1, 1998, the Company entered into a four year distribution agreement with a customer to develop and manufacture product to the customer's specifications. In connection with this agreement and the customer's investment in the Company's Series C Preferred Stock, the Company issued warrants to the customer to purchase 546,000 shares of Series C Preferred Stock at an exercise price of $2.68 per share. Using the Black-Scholes fair value model, the Company estimated that the fair value of the warrants was $384,000 at the date of grant. The fair value has been recorded in other assets and is being amortized over the term of the distribution agreement. The Company recognized selling and marketing expense of $40,000 related to the distribution agreement during the year ended April 30, 1999. In August 1999, as a result of the acquisition of the Company (see Note 12), the customer waived its right to exercise the warrants.


12.   SUBSEQUENT EVENTS

      FINANCING TRANSACTIONS

      In May 1999, the Company repaid the $300,000 in borrowings under the loan and security agreement with a bank which was outstanding as of April 30, 1999.

      On June 9, 1999, the Company entered into a loan agreement with a venture capital firm and received $2,000,000. The loan is repayable on November 30, 1999 and bears interest at 12% per annum. The lender received warrants to purchase 200,000 shares of Series C Preferred Stock at an exercise price of $2.68 per share. In August 1999, the Company paid the lender $150,000 to waive its right to exercise the warrants.

CREATIVE DESIGN SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


      In July 1999, the Company obtained a bridge loan from various Series C Preferred Stock investors and received approximately $2,700,000. The loan is repayable on December 3, 1999. The loan bears interest at 10% per annum and in the form of warrants to purchase shares of Series C Preferred Stock at an exercise price of $2.68 per share. The warrants to be issued are determined at a monthly interest rate of 6% of the outstanding principal balance of the loan, divided by $2.68 per share. The warrants expired upon the consummation of the acquisition.

      LETTER OF CREDIT

      On July 1999, the Company issued a $75,000 letter of credit to a contract manufacturer. The letter of credit is secured by a certificate of deposit held at a major financial institution.

      ACQUISITION

      On August 23, 1999, the Company entered into a merger agreement with Maxtor Corporation ("Maxtor"); the transaction was consummated on September 10, 1999.